Exhibit 21.1

SUBSIDIARIES OF BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC.

Subsidiaries	Jurisdiction In Which Organized	Percentage of Voting Securities Owned Directly or Indirectly by Brookfield DTLA Fund Office Trust Investor Inc.

Brookfield DTLA Fund Office Trust Inc.	Maryland	100%
Brookfield DTLA Fund Properties LLC	Maryland	100%
MPG Office LLC	Maryland	100%
Brookfield DTLA Fund Properties II LLC	Delaware	100%
Brookfield DTLA 333 South Grand REIT LLC	Delaware	100%
North Tower Mezzanine, LLC	Delaware	100%
North Tower, LLC	Delaware	100%
Brookfield DTLA 555 West 5th REIT LLC	Delaware	100%
Maguire Properties – 350 S. Figueroa Mezzanine, LLC	Delaware	100%
Maguire Properties – 350 S. Figueroa, LLC	Delaware	100%
Maguire Properties – 555 W. Fifth Mezzanine, LLC	Delaware	100%
Maguire Properties – 555 W. Fifth, LLC	Delaware	100%
Brookfield DTLA 355 South Grand REIT LLC	Delaware	100%
Maguire Properties – 355 S. Grand, LLC	Delaware	100%
Brookfield DTLA 777 South Figueroa REIT LLC	Delaware	100%
Maguire Properties – 777 Tower, LLC	Delaware	100%
Brookfield DTLA 4050/755 Inc.	Delaware	100%
Maguire Properties Holdings I, LLC	Delaware	100%
Maguire Properties – 755 S. Figueroa, LLC	Delaware	100%
Maguire Properties Holdings III, LLC	Delaware	100%
Maguire Properties – 4050 W. Metropolitan LLC	Delaware	100%
Brookfield DTLA Fund Properties III LLC	Delaware	100%
Brookfield DTLA 725 South Figueroa REIT LLC	Delaware	100%
EYP Realty Holdings, LLC	Delaware	100%
EYP Realty, LLC	Delaware	100%
Brookfield DTLA Figat7th REIT LLC	Delaware	100%
BOP Figat7th LLC	Delaware	100%
BOP Figat7th Parking LLC	Delaware	100%
Brookfield DTLA 333 South Hope REIT LLC	Delaware	100%
333 South Hope Mezz LLC	Delaware	100%
333 South Hope Co. LLC	Delaware	100%
333 South Hope Plant LLC	Delaware	100%
Brookfield DTLA TRS Inc.	Delaware	100%

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Note:	All of the subsidiaries listed above are included in the Company’s consolidated and combined financial statements. Inactive subsidiaries have not been included in the above list.